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                                  EXHIBIT 6.20

          AGREEMENT CONTAINING CONSENT ORDER, DATED DECEMBER 18, 1996,
           BY AND BETWEEN THE COMPANY AND THE FEDERAL TRADE COMMISSION

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                            UNITED STATES OF AMERICA
                            FEDERAL TRADE COMMISSION

In the Matter of

KCD HOLDINGS, INC.,
KCD, INCORPORATED,
and DEERFIELD CORPORATION,
corporations, and

CLARK M. HOLCOMB,
individually and as a former officer of
KCD Holdings, Inc., and KCD Incorporated,

BONNIE L. RICHARDS,
individually and as an officer of
KCD Holdings, Inc., and KCD Incorporated, and

GERALD E. HATTO,
individually and as an officer of
Deerfield Corporation.

FILE NO. 942 3237

AGREEMENT CONTAINING
CONSENT ORDER AS TO
KCD HOLDINGS, INC.,
KCD, INCORPORATED,
DEERFIELD CORPORATION,
CLARK M. HOLCOMB,
BONNIE L. RICHARDS AND
GERALD E. HATTO

      The Federal Trade Commission ("Commission") has conducted an investigation of certain acts and practices of KCD Holdings, Inc. ("KCD Holdings"), KCD, Incorporated ("KCD"), corporations, and their former officer, Clark M. Holcomb, and current officer, Bonnie L. Richards, and Deerfield Corporation ("Deerfield"), a corporation, and its principal, Gerald
E. Hatto ("proposed respondents"). Proposed respondents, having been represented by counsel, are willing to enter into an agreement containing a consent order resolving the allegations contained in the attached draft complaint. Therefore,

      IT IS HEREBY AGREED by and between KCD Holdings, KCD and Deerfield, by their duly authorized officers, and Clark M. Holcomb, individually and as a former officer of KCD



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Holdings and KCD, Bonnie L. Richards, individually and as an officer of KCD
Holdings and KCD, and Gerald E. Hatto, individually and as a principal of Deerfield, and counsel for the Commission that:

1.a.    Proposed respondent KCD Holdings is a Nevada corporation with its principal office or place of business at 2835 Townsgate Road, Suite 110, Westlake Village, California 91361.

1.b.   Proposed respondent KCD is a California corporation with its principal office or place of business at 2835 Townsgate Road, Suite 110, Westlake Village, California 91361. KCD is a wholly owned subsidiary of KCD Holdings.

1.c.    Proposed respondent Deerfield is a California corporation with its principal office or place of business at 1455 Valley High Avenue, Thousand Oaks, California 91359. Respondent Deerfield is an advertising agency of KCD and KCD Holdings.

1.d.    Proposed respondent Clark M. Holcomb was the president, director and a majority shareholder of KCD Holdings and KCD from November 1993 through April 1996. Individually or in concert with others, he has formulated, directed, controlled or participated in the acts and practices of KCD Holdings and KCD. His principal office or place of business is the same as that of KCD Holdings and KCD.

1.e.    Proposed respondent Bonnie L. Richards is vice president, secretary and director of KCD Holdings and KCD. Individually or in concert with others, she formulates, directs, controls or participates in the acts and practices of KCD Holdings and KCD. Her principal office or place of business is the same as that of KCD Holdings and KCD.

1.f.    Proposed respondent Gerald E. Hatto is an officer and the owner of
Deerfield. Individually or in concert with others, he formulates, directs, controls or participates in the acts and practices of Deerfield. His principal office or place of business is the same as that of Deerfield.

2. Proposed respondents admit all the jurisdictional facts set forth in the draft complaint.

3.      Proposed respondents waive:

        a.      Any further procedural steps;

        b. The requirement that the Commission's decision contain a statement of findings of fact and conclusions of law; and

c. All rights to seek judicial review or otherwise to challenge or contest the validity of the order entered pursuant to this agreement.



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4.      This agreement shall not become part of the public record of the proceeding unless and until it is accepted by the Commission. If this agreement is accepted by the Commission, it, together with (the draft complaint, will be placed on the public record for a period of sixty (60) days and information about it publicly released. The Commission thereafter may either withdraw its acceptance of this agreement and so notify proposed respondents, in which event it will take such action as it may consider appropriate, or issue and serve its complaint (in such form as (the circumstances may require) and decision in disposition of the proceeding.

5. This agreement is for settlement purposes only and does not constitute an admission by proposed respondents that the law has been violated as alleged in the draft complaint, or that the facts as alleged in the draft complaint, other than the jurisdictional facts, are true.

6. This agreement contemplates that, if it is accepted by the Commission, and if such acceptance is not subsequently withdrawn by the Commission pursuant to the provisions of Section 2.34 of the Commission's Rules, the Commission may, without further notice to proposed respondents, (1) issue its complaint corresponding in form and substance with the attached draft complaint and its decision containing the following order in disposition of the proceeding, and
(2) make information about it public. When so entered, the order shall have the same force and effect and may be altered, modified, or set aside in the same manner and within the same time provided by statute for other orders. The order shall become final upon service. Delivery of the complaint and the decision and order to proposed respondents by any means specified in Section 4.4 of the Commission's Rules shall constitute service. Proposed respondents waive any right they may have to any other manner of service. The complaint may be used in construing the terms of the order. No agreement, understanding, representation, or interpretation not contained in the order or in the agreement may be used to vary or contradict the terms of the order.

7. Proposed respondents have read the draft complaint and consent order. They understand that they may be liable for civil penalties in the amount provided by law and other appropriate relief for each violation of the order after it becomes final.

                                      ORDER

                                   DEFINITIONS

        For purposes of this Order, the following definitions shall apply:

        1. "Competent and reliable scientific evidence" shall mean tests, analyses, research, studies or other evidence based on the expertise of professionals in the relevant area, that has been conducted and evaluated in an objective manner by persons qualified to do so, using procedures generally accepted in the profession to yield accurate and reliable results.





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        2.      "KCD respondents" shall mean KCD Holdings, Inc. ("KCD
Holdings"), KCD Incorporated ("KCD"), corporations, their successors and assigns and their officers, Clark M. Holcomb ("Holcomb"), individually and as a former officer of the corporations; Bonnie L. Richards ("Richards"), individually and as an officer of the corporations; and each of their agents, representatives and employees.

        3. "Deerfield respondents" shall mean Deerfield Corporation ("Deerfield"), a corporation, its successors and assigns and its officers; Gerald E. Hatto ("Hatto"), individually and as an officer of the corporation; and each of their agents, representatives and employees.

        4. Unless otherwise specified, "respondents" shall mean KCD Holdings, KCD and Deerfield, corporations, their successors and assigns and their officers; Holcomb, Richards and Hatto, individually and as officers or former officers of the corporations; and each of the above's agents, representatives and employees.

        5. "Commerce" shall mean as defined in Section 4 of the Federal Trade Commission Act, 15 U.S.C. Section 44.

                                       I.

        IT IS ORDERED that respondents, directly or through any corporation, subsidiary, division or other device, in connection with the labeling, advertising, promotion, offering for sale, sale or distribution of SeQuester or any product or program, marketed or sold under any name, in or affecting commerce, shall not represent, in any manner, expressly or by implication, that such product or program prevents or reduces the body's absorption of fat or sugar from consumed food, unless the representation is true and, at the time it is made, respondents possess and rely upon competent and reliable scientific evidence that substantiates the representation.

                                       II.

        IT IS FURTHER ORDERED that respondents, directly or through any corporation, subsidiary, division or other device, in connection with the labeling, advertising, promotion, offering for sale, sale or distribution of SeQuester or any product or program, in or affecting commerce, shall not make any representation, in any manner, expressly or by implication, that any such product or program:

        A.      Provides any weight loss benefit

        B.      Causes greater loss of body fat than diet and exercise alone;


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        C.      Allows consumers to eat high-fat foods without increasing their risk of high cholesterol, clogged arteries, heart disease or other health problems associated with a high-fat diet; or

        D. Reduces, or reduces the risk of, high cholesterol, clogged arteries, heart disease and other health problems associated with a high-fat diet,

unless, at the time the representation is made, respondents possess and rely upon competent and reliable scientific evidence that substantiates the representation

                                       III.

     IT IS FURTHER ORDERED that the KCD respondents, directly or through any corporation, subsidiary, division or other device, in connection with the labeling, advertising, promotion, offering for sale, sale or distribution of SeQuester or any product or program, in or affecting commerce, shall not make any representation, in any manner, expressly or by implication, that any such product or program can be used, beneficially and safely, in amounts or with frequency sufficient to cause diarrhea, unless, at the time the representation is made, the KCD respondents possess and rely upon competent and reliable scientific evidence that substantiates the representation.

                                       IV.

     IT IS FURTHER ORDERED that respondents, directly or through any corporation, subsidiary, division or other device, in connection with the labeling, advertising, promotion, offering for sale, sale or distribution of SeQuester or any product or program, in or affecting commerce, shall not misrepresent, in any manner, expressly or by implication, the existence, contents, validity, results, conclusions or interpretations of any test, study or research.

                                       V.

     IT IS FURTHER ORDERED that respondents, directly or through any corporation, subsidiary, division or other device, in connection with the labeling, advertising, promotion, offering for sale, sale or distribution of SeQuester or any product or program, in or affecting commerce, shall not make any representation, in any manner, expressly or by implication, about the benefits, performance, efficacy or safety of any such product or program unless, at the time the representation is made, respondents possess and rely upon competent and reliable evidence, which when appropriate must be competent and reliable scientific evidence, that substantiates the representation.





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                                       VI.

     IT IS FURTHER ORDERED that with respect to the Deerfield respondents, it shall be a defense to Sections 1, 11 and V of this order that they neither knew nor had reason to know of an inadequacy of substantiation for any such representation; provided further that it shall be a defense to Section IV of this order that they neither knew nor had reason to know that the test, study or research did not prove, demonstrate or confirm that representation.

                                      VII.

     IT IS FURTHER ORDERED that KCD Holdings, Inc., KCD Incorporated and Bonnie
L. Richards, their successors and assigns, shall deposit into an escrow account, to be established by the Commission for the purpose of receiving payment due under this order ("escrow account"), the sum of one hundred and fifty thousand dollars ($150,000). This payment shall be made in the following manner:

        A. By certified or cashier's check made payable to the Federal Trade Commission, in thirteen installments, the first installment of twenty-five thousand dollars ($25,000) to be made no later than the date that this order becomes final; the next eleven payments of ten thousand, four hundred and sixteen dollars ($10,416) to be made no later than the first day of each of the following eleven months; and the final installment of ten thousand, four hundred and twenty-four dollars ($10,424) to be made no later than one year from the date that this order becomes final. The checks shall be deliverable to Regional Director, Federal Trade Commission, 915 Second Avenue, Suite 2896, Seattle, Washington 98174.

        B. In the event of any default in payment, which default continues for ten (10) days beyond the due date of payment, the entire amount due, together with interest, as computed pursuant to 28 U.S.C. Section 1961 from the date of default to the date of payment, shall immediately become due and payable.

        C. In order to secure payment of respondents' indebtedness to the Commission, within seven (7) days of the date that this order becomes final, respondents shall cause to be transferred to the Commission a security interest in the property described in Appendix A, which property has been determined by an independent appraisal to have a value of one hundred and twenty-five thousand dollars ($125,000) or more in excess of all other perfected security interests, as security for the payments required to be made by respondents in Part VII(A) of this order. The respondents shall, within seven (7) days of the date that this order becomes final, file all documents necessary to perfect and record (the Commission's security interest in (the property described in Appendix A, in conformity with appropriate state law. The respondents shall, within ten
(10) days of the date that


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this order becomes final, furnish to counsel for the Commission complete documentation evidencing that the Commission's security interest in the property described in Appendix A has been correctly perfected and recorded. The Commission will release this security interest upon receipt of all payments required by Part VII(A) of this order.

        D. The funds paid by respondents, together with accrued interest, shall, in the discretion of the Commission, be used by the Commission to provide direct redress to purchasers of SeQuester in connection with the acts or practices alleged in the complaint, and to pay any attendant costs of administration. If the Commission determines, in its sole discretion, that redress to purchasers of this product is wholly or partially impracticable or is otherwise unwarranted, any funds not so used shall be paid to the United States Treasury. Respondents shall be notified as to how the funds are distributed, but shall have no right to contest the manner of distribution chosen by the Commission. No portion of the payment as herein provided shall be deemed a payment of any fine, penalty or punitive assessment.

        E. At any time after this order becomes final, the Commission may direct the escrow agent to transfer funds from the escrow account, including accrued interest, to the Commission to be distributed as herein provided. The Commission, or its representative, shall, in its sole discretion, select the escrow agent.

        F. Respondents relinquish all dominion, control and title to the funds paid into the escrow account, and all legal and equitable title to the funds vests in the Treasurer of the United States and in the designated consumers. Respondents shall make no claim to or demand for return of the funds, directly or indirectly, through counsel or otherwise; and in the event of bankruptcy of respondents, respondents acknowledge that the funds are not part of the debtor's estate, nor does the estate have any claim or interest therein.

                                      VIII.

        Nothing in this order shall prohibit respondents from making any representation for any drug that is permitted in labeling for any drug under any tentative final or final standard promulgated by the Food and Drug Administration ("FDA"), or under any new drug application approved by the FDA.

                                       IX.

        Nothing in this order shall prohibit respondents from making any representation for any product that is specifically permitted in labeling for such product by regulations promulgated by the FDA pursuant to the Nutrition Labeling and Education Act of 1990.



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                                       X.

     IT IS FURTHER ORDERED that respondents shall, for five (5) years after the last (date of dissemination of any representation covered by this order, maintain and upon reasonable written request make available to the Commission for inspection and copying:

        A. All advertisements or promotional materials containing the representation;

        B. All materials that were relied upon in disseminating the representation; and

        C. All tests, reports, studies, surveys, demonstrations or other evidence in their possession or control that contradict, qualify or call into question the representation, or the basis relied upon for the representation, including complaints and other communications with consumers or with governmental or consumer protection organizations.

                                       XI.

        IT IS FURTHER ORDERED that respondents shall deliver a copy of this order to all current and future principals, officers, directors and managers, and to all current and future employees, agents and representatives having responsibilities with respect to the subject matter of this order, and shall secure from each such person a signed and dated statement acknowledging receipt of the order, such statements to be retained by respondents for a period of five
(5) years. Respondents shall deliver this order to current personnel within thirty (30) days after the date of service of this order, and to future personnel within thirty (30) days after the person assumes such position or responsibilities.

                                      XII.

        IT IS FURTHER ORDERED that respondents KCD Holdings, KCD and Deerfield, and their successors and assigns, shall notify the Commission at least thirty
(30) days prior to any change in the corporations that may affect compliance obligations arising under this order, including but not limited to a dissolution, assignment, sale, merger or other action that would result in the emergence of a successor corporation; the creation or dissolution of a subsidiary, parent or affiliate that engages in any acts or practices subject to this order; the proposed filing of a bankruptcy petition; or a change in corporate name or address. Provided, however, that, with respect to any proposed change in the corporation about which respondents learn less than thirty (30) days prior to the date such


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action is to take place, respondents shall notify the Commission as soon as is practicable after obtaining such knowledge. All notices required by this Part shall be sent by certified mail to the Associate Director, Division of Enforcement, Bureau of Consumer Protection, Federal Trade Commission, Washington, D.C. 20580.

                                      XIII.

        IT IS FURTHER ORDERED that respondents Holcomb, Richards, and Hatto shall, for a period of five (5) years after the date of issuance of this order, notify the Commission within thirty (30) days of the discontinuance of their current business or employment, and of their affiliation with any new business or employment. The notice shall include the respondents' new business addresses and telephone numbers, current home addresses, and a description of the nature of the business or employment and their duties and responsibilities. All notices required by this Part shall be sent by certified mail to the Associate Director, Division of Enforcement, Bureau of Consumer Protection, Federal Trade Commission, Washington, D.C. 20580.

                                      XIV.

        IT IS FURTHER ORDERED that respondents shall, within sixty (60) days after the date of service of this order, and at other such times as the Federal Trade Commission may require, file with the Commission a report, in writing, setting forth in detail the manner and form in which they have complied with this order.

                                       XV.

        This order will terminate twenty (20) years from the date of its issuance, or twenty (20) years from the most recent date that the United States or the Federal Trade Commission files a complaint (with or without an accompanying consent decree) in federal court alleging any violation of the order, whichever comes later; provided, however, that the filing of such a complaint will not affect the duration of:

        A. Any Part in this order that terminates in less than twenty (20) years;

        B. This order's application to any respondent that is not named as a defendant in such complaint; and

        C. This order if such complaint is filed after (the order has terminated pursuant to this Part.



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Provided, further that if such complaint is dismissed or a federal court rules that the respondent did not violate any provision of the order, and the dismissal or ruling is either not appealed or upheld on appeal, then the order will terminate according to this Part as though the complaint had never been filed, except that the order will not terminate between the date such complaint is filed and the later of the deadline for appealing such dismissal or ruling and the date such dismissal or ruling is upheld on appeal.

     Signed this                 day of                 , 1996


                                KCD HOLDINGS, INC. AND KCD, INCORPORATED





                                -------------------------------------------
                                By:   President and Chief Executive Officer



                                DEERFIELD CORPORATION



                                ------------------------------------------
                                By:   GERALD E. HATTO
                                      Officer and Principal



                                -----------------------------------------------
                                CLARK M. HOLCOMB, individually and as a former officer of KCD Holdings, Inc., and KCD, Incorporated



                                ------------------------------------------------
                                BONNIE L. RICHARDS, individually and as an officer of KCD Holdings, Inc., and KCD, Incorporated



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                                _______________________________________________
                                GERALD E. HATTO, individually and as an officer and principal of Deerfield Corporation



                                _______________________________________________
                                GEOFFREY M. LEVITT
                                Venable, Baetjer, Howard & Civiletti, LLP
                                1201 New York Avenue, N.W., Suite 1000
                                Washington, D.C. 20005-3917
                                Attorney for Respondents


                                _______________________________________________
                                NADINE S. SAMTER
                                Counsel for the Federal Trade Commission



APPROVED:



_______________________________
CHARLES A. HARWOOD
Regional Director
Seattle Regional Office



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